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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-35257, 333-35259, 333-38657, 333-38659, 333-
59783 and 333-59797) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-61005) of Peritus Software Services, Inc. of our report dated February 18, 1999, except as to Note 1 and the last sentence of
Note 15, which are as of April 2, 1999, appearing on page 47 of this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 15, 1999